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                                                                    EXHIBIT 23.2


INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Pre-effective Amendment No. 1 to the Registration Statement of The Titan Corporation on Form S-4 of our report dated May 11, 2001, related to the financial statements of Datron Systems Incorporated as of March 31, 2001 and 2000 and for each of the three years in the period ended March 31, 2001, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP

San Diego, California
July 26, 2001